Exhibit (e)(1)(l)
FORM OF
SCHEDULE A
PACIFIC LIFE FUNDS DISTRIBUTION AGREEMENT
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Floating Rate Loan Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Growth Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
Effective: July 1, 2008
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By:
Name:
Title:
PACIFIC SELECT DISTRIBUTORS, INC.

By:	By:
Name:	Name:
Title:	Title: